SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                FEBRUARY 2, 2000

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission              IRS Employer
jurisdiction                      File Number             Identification
of incorporation                                          Number

Delaware                            1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On February 2, 2000 registrant issued a press release entitled "Halliburton Completes Sale of Joint Venture," pertaining to, among other things, the announcement that registrant's subsidiary, Dresser Industries, Inc., has completed the sale of its 51 percent joint venture interest in Dresser-Rand Company (DR) to a subsidiary of its joint venture partner, Ingersoll-Rand Company, for a price of $579 million. Proceeds from the sale, net of intercompany amounts payable by Dresser to DR, were $536 million, resulting in an after-tax extraordinary gain of approximately $220 million, or $.50 per diluted share, in the first quarter of 2000.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated February 2, 2000.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    February 4, 2000              By:  /s/  John M. Allen
                                          -------------------------------
                                                 John M. Allen
                                                 Assistant Secretary






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                                  EXHIBIT INDEX



Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 5
                           February 2, 2000
                           Incorporated by Reference






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